Exhibit 10.10
PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
Effective January 1, 2005

THE TERMS OF THIS PLAN ARE SUBJECT TO THE COMPANY’S
RESERVED AMENDMENT RIGHTS.

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2005 Deferred Compensation Plan
Master Plan Document

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PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
PETSMART, INC.
2005 DEFERRED COMPENSATION PLAN
Effective as of January 1, 2005
BACKGROUND
     PetSmart, Inc. (“Company”) has taken certain actions with respect to its certain of its nonqualified deferred compensation plans in order to comply with Section 409A of the Code.
     The terms of the PetSmart, Inc. Amended and Restated Deferred Compensation Plan, as in effect on October 3, 2004 (“Frozen Plan”), have been frozen and shall not be modified, except as permitted under Section 409A of the Code so as to preserve the grandfathered status of deferrals and related earnings thereunder. Deferrals retained under the Frozen Plan are those employee and director deferrals and Company credits that were earned and vested as of December 31, 2004, and income attributable to such grandfathered deferrals.
     The PetSmart, Inc. 2005 Deferred Compensation Plan has been established, effective January 1, 2005, for compliance with Section 409A of the Code. Deferrals and Company credits that were earned or vested after December 31, 2004, including those for Plan Years 2005, 2006, and 2007, were made and administered in good faith in accordance with the requirements of Section 409A of the Code. Such non-grandfathered deferrals, Company credits, and related earnings, to the extent they were technically made under the Frozen Plan, have been transferred to, and have become part of, accounts under this Plan. Deferrals of Participants, as well as Company credits, for Plan Years 2007, 2008, and later Plan Years have been and/or shall be made under this Plan.
PURPOSE
     The purpose of the Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development, and future business success of PetSmart, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
ARTICLE 1
Definitions
     For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
1.1.	“Account Balance” shall mean, with respect to a Participant or Former Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Performance Matching Account balance, and (iii) the 401(k) Restoration Matching Account balance. The Account Balance and each other specified account balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, Former Participant, or Beneficiary pursuant to the Plan.

1.2.	“Administrative Committee” shall mean the 401(k)/Deferred Compensation Committee as described in Section 13.1.

1.3.	“Affiliate” shall mean all employers with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, using eighty percent (80%) as the percentage of ownership required under such Code sections.

1.4.	“Annual Base Salary” shall mean, for any particular Plan Year, the annual cash compensation relating to services performed during the calendar year and designated as “base salary” by the Employer, whether or not paid in such calendar year or included on the federal income tax Form W-2 for such calendar year, and excluding bonuses, commissions, overtime, fringe benefits, income from equity incentive plans (including stock options, restricted stock, stock appreciation rights, and stock bonuses), relocation reimbursements, incentive payments, non-monetary awards, directors’ fees and other fees, automobile and other allowances (whether or not such allowances are included in the Employee’s gross income) paid to an Employee for employment services rendered. Annual Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by a Participant pursuant to all qualified or nonqualified plans of the Employer and shall include amounts not otherwise included in the Participant’s gross income because of deferrals under Code Sections 125, 402(e)(3), 402(h), or 403(b) to plans established by the Employer; provided, however, that all such amounts will be included only to the extent that, had there been no such plan, the amount would have been payable in cash. Annual Base Salary shall also include amounts attributable to any Annual 401(k) Refund Offset Amount attributable to services for the Plan Year immediately preceding the particular Plan Year and Annual 401(k) Reduction Amount for the particular Plan Year.

1.5.	“Annual Deferral Amount” shall mean, for any particular Plan Year, that portion of a Participant’s Annual Base Salary, Bonus/Incentive, and Directors’ Fees payable in cash that a Participant elects to have deferred, and is deferred, in accordance with Article 3, for the Plan Year. In the event of a Participant’s Retirement, death, or Termination of Employment prior to the end of a Plan Year, the Annual Deferral Amount for such Plan Year shall be the amount actually deferred prior to such event.

1.6.	“Annual 401(k) Reduction Amount” shall mean, for any particular Plan Year, an amount of Annual Base Salary, if any, that a Participant would have deferred under the

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2005 Deferred Compensation Plan
Master Plan Document
401(k) Plan for the Plan Year, based upon the Participant’s election under the 401(k) Plan in effect on December 31 of the prior Plan Year, but for the Company’s involuntary reduction of the Participant’s deferral percentage as a result of nondiscrimination testing under the 401(k) Plan.
1.7.	“Annual 401(k) Refund Offset Amount” shall mean, for any particular Plan Year, an amount of Annual Base Salary, if any, attributable to the gross amount of a Participant’s elective deferrals and related earnings under the 401(k) Plan related to services in the immediately preceding Plan Year that are refunded because of nondiscrimination testing under the 401(k) Plan for the prior Plan Year.

1.8.	“Annual 401(k) Restoration Matching Amount” shall mean, for any particular Plan Year, the amount determined in accordance with Section 3.7.

1.9.	“Annual Installment Method” shall be a series of annual installment payments elected and paid in accordance with Article 5.

1.10.	“Annual Performance Matching Amount” shall mean, for any particular Plan Year, the amount, if any, determined in accordance with Section 3.6.

1.11.	“Beneficiary” shall mean one or more persons, trusts, estates, or other entities, designated in accordance with Article 9 as entitled to receive benefits under the Plan upon the death of a Participant or Former Participant.

1.12.	“Beneficiary Designation Form” shall mean the form (including a form in electronic, telephonic, or other format) established from time to time by the Administrative Committee that a Participant completes, signs, and returns to the Administrative Committee to designate one or more Beneficiaries.

1.13.	“Board” shall mean the board of directors of the Company.

1.14.	“Bonus/Incentive” shall mean, for any particular Plan Year, the amount of any cash compensation, in addition to Annual Base Salary, (i) that relates to services performed during the Fiscal Year that begins in the Plan Year for which a deferral election is being made and (ii) that is payable (or otherwise payable but for deferral under the Plan) to a Participant as an Employee under the Employer’s bonus/incentive plans (excluding stock option and other equity plans of the Company) within two and one-half (2-1/2) months following the end of the applicable Fiscal Year (or any other later time specified in the bonus/incentive plan). Bonus/Incentive may be Performance-Based Compensation.

1.15.	“Change in Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that is a “change in control” under Section 409A of the Code.

1.16.	“Claimant” shall have the meaning set forth in Section 15.1.

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2005 Deferred Compensation Plan
Master Plan Document
1.17.	“Code” shall mean the Internal Revenue Code of 1986 and applicable Treasury regulations, as they may be amended from time to time.

1.18.	“Company” shall mean PetSmart, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.19.	“Deduction Limitation” shall mean, to the extent allowed under Section 1.409A-2(b)(7)(i) of the Treasury Regulations and guidance thereunder, the following described limitation on a distribution that is otherwise payable pursuant to the provisions of the Plan. If the Employer reasonably anticipates that if a payment under the Plan were made as scheduled, the deduction with respect to such payment would not be permitted solely due to the application of Section 162(m) of the Code, the Employer may defer that amount of the distribution to the extent deemed necessary to ensure deductibility; provided, however, that (i) the Deduction Limitation shall be applied to all payments to similarly situated Participants on a reasonably consistent basis; (ii) the payment must be made by the earliest of (x) during the Employer’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) of the Code or (y) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the taxable year of the Employer in which the Participant incurs a Separation from Service or the fifteenth (15th)day of the third (3rd) month following the Participant’s Separation from Service; (iii) where any scheduled payment to a particular Participant in the Employer’s taxable year is delayed because of Section 162(m), the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to such Participant that could be delayed are also delayed; (iv) where a payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment upon a Separation from Service for purposes of the six- (6-) month delay for Specified Employees; and (v) no election may be provided to a Participant with respect to the timing of payment hereunder. Any amounts deferred pursuant to the Deduction Limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.10, even if such amount is being paid out in installments.

1.20.	“Deferral Account” shall mean, with respect to a Participant or Former Participant, (i) the sum of all Annual Deferral Amounts, plus (ii) credited earnings and losses that relate to such Annual Deferral Amounts, less (iii) all related distributions.

1.21.	“Director” shall mean any member of the board of directors of the Company.

1.22.	“Directors’ Fees” shall mean, for any particular Plan Year, the annual cash fees (excluding any fees paid in stock) for serving on the Board, including retainer fees, meetings fees, and committee chair fees, relating to services performed during the Plan

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2005 Deferred Compensation Plan
Master Plan Document
Year for which an election is being made, whether or not paid in, or included on a Form 1099 for, such year.
1.23.	“Disability” or “Disabled” shall mean:
(i) If the Participant or Former Participant is not covered under a disability insurance program of the Company or an Affiliate, that the Participant or Former Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or

(ii) If the Participant or Former Participant is covered by a disability insurance program of the Company or an Affiliate, that the Participant or Former Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate.

For purposes of the Plan, a Participant or Former Participant shall be deemed to be Disabled if he is determined to be totally disabled by the United States Social Security Administration or if he is determined to be disabled in accordance with the applicable disability insurance program; provided that the definition of “disability” under such disability insurance program complies with the requirements of this Section 1.23.
1.24.	“Election Form” shall mean the form (including a form in electronic, telephonic, or other format) established from time to time by the Administrative Committee that a Participant completes, signs (using electronic, telephonic, or other designated signature methods), and returns to the Administrative Committee to make an election under the Plan.

1.25.	“Employee” shall mean an individual carried on and paid through the payroll of an Employer as an employee.

1.26.	“Employer” shall mean the Company and/or each Affiliate (now in existence or hereafter formed or acquired) that, selected by the Board to participate in the Plan, has adopted the Plan.

1.27.	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.28.	“Fiscal Year” shall mean the Company’s fiscal year ending on the Sunday that coincides with or falls closest to each January 31.

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2005 Deferred Compensation Plan
Master Plan Document
1.29.	“Former Participant” shall mean a Participant who is no longer an active Participant and who has not received payment of his entire vested interest under the Plan.

1.30.	“401(k) Plan” shall mean the PetSmart, Inc. SaveSmart 401(k) Plan adopted by the Company, as it may be amended from time to time.

1.31.	“401(k) Restoration Matching Account” shall mean, with respect to a Participant or Former Participant (i) the sum of all Annual 401(k) Restoration Matching Amounts, plus (ii) credited earnings and losses that relate to such Annual 401(k) Restoration Matching Amounts, less (iii) all related distributions.

1.32.	“Frozen Plan” shall mean the PetSmart, Inc. Amended & Restated Deferred Compensation Plan, as in effect on October 3, 2004.

1.33.	“Grandfathered Participant” shall mean a Participant who has been notified by the Plan Committee that he has been permitted to continue (“grandfathered”) as a Participant in the Plan, subject to Section 2.7.

1.34.	“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in and be bound by the Plan in accordance with Articles 2 and 3, and (iii) whose status as an eligible Employee or Director (or Grandfathered Participant) has not been terminated. A spouse or former spouse of a Participant or Former Participant shall not be treated as a Participant in the Plan and shall not have an account balance under the Plan, even if he or she has an interest in the Participant’s or Former Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.35.	“Performance-Based Compensation” shall mean compensation that is not equity-based compensation, the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months in which Participants perform services. (Thus, Performance-Based Compensation shall not include any Bonus/Incentive that is paid other than annually.) Performance criteria shall be established in writing not later than ninety (90) days after the commencement of the period of service to which the criteria relate; provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation shall not include any amount or portion of any amount that will be paid regardless of performance or is based upon a level of performance that is substantially certain to be met at the time the criteria are established.

1.36.	“Performance Matching Account” shall mean (i) the sum of the Participant’s Annual Performance Matching Amounts, plus (ii) credited earnings and losses that relate to such Annual Performance Matching Amounts, less (iii) all related distributions made to the Participant (or Beneficiary).

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
1.37.	“Plan” shall mean the PetSmart, Inc. 2005 Deferred Compensation Plan, effective January 1, 2005, and as amended from time to time.

1.38.	“Plan Committee” shall mean the Compensation and Benefits Committee of the Board as described in Section 13.1.

1.39.	“Plan Year” shall mean the initial plan year beginning on January 1, 2005, and ending on December 31, 2005, and the calendar year beginning on January 1 of each subsequent year during the continuation of the Plan. The term “Plan Year” shall not be changed to a period that is not the calendar year unless appropriate changes are made to provisions of the Plan, including various definitions and provisions dealing with Participant elections, to conform with the requirements of Section 409A of the Code.

1.40.	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.41.	“Retirement,” “Retire(s),” or “Retired” shall mean (in each case subject to the proviso that follows at the end of this Section 1.39):
(i) With respect to an Employee, a “separation from service” from the Company and all Affiliates for any reason other than death or Disability at such time as the sum of the Employee’s age and Years of Service equals fifty-five (55) or more;
(ii) With respect to a Director who is not an Employee, a “separation from service” with the Company and all Affiliates on or after the attainment of age seventy (70); and
(iii) With respect to a Participant or Former Participant who is both an Employee and a Director (or otherwise), a “separation from service” from the Company and all Affiliates in all employment capacities, whether as an Employee, a Director, consultant, or otherwise after satisfaction of (i) or (ii) of this Section 1.39;
provided, however, that a Participant or Former Participant, regardless of his employment status as Employee, Director, Employee and Director, consultant, or otherwise, must have incurred a “separation from service” within the meaning of Section 409A of the Code.
1.42.	“Retirement Benefit” shall mean the benefit set forth in Article 5.1.

1.43.	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.44.	“Specified Employee” shall mean a “specified employee” within the meaning of Section 409A of the Code and the Company’s Specified Employee identification policy, if any.

1.45.	“Termination Benefit” shall mean the benefit set forth in Article 7.

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
1.46.	“Termination of Employment” shall mean a Participant’s or Former Participant’s termination of service with the Company and all Affiliates, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death; provided that the Participant or Former Participant, regardless of his employment status as Employee, Director, Employee and Director, consultant, or otherwise, shall have incurred a “separation from service” within the meaning of Section 409A of the Code. A bona fide Employer-authorized leave of absence shall not be considered a Termination of Employment if the leave does not exceed six (6) months (or, if longer, (i) so long as the right to reemployment is provided either by statute or by contract and (ii) so long as the leave meets any requirements of Section 409A of the Code for continued employment).

1.47.	“Trust” shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of July 3, 2000, between the Company and the Trustee, as amended from time to time.

1.48.	“Trustee” shall mean the designated trustee acting at any time under the Trust.

1.49.	“Unforeseeable Financial Emergency” shall mean a severe financial hardship of the Participant (or, in each case, the Former Participant) resulting from (i) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); (ii) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home by natural disaster not otherwise covered by insurance); or (iii) other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrative Committee in accordance with Section 409A of the Code. Except as otherwise permitted under Section 409A of the Code, the purchase of a home and the payment of college tuition shall not be Unforeseeable Financial Emergencies.

1.50.	“Years of Service” shall mean the total number of full years in which an Employee has been employed by one or more Employers, as determined by the Administrative Committee. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hire and that, for any subsequent year, commences on an anniversary of the date of hire. Any partial year of employment shall not be counted as a Year of Service. Any period of time after an Employee’s employment with all Employers has terminated shall not be counted toward Years of Service, notwithstanding any determination that the Employee has not incurred a “separation from service” under Section 409A of the Code (and thus has not incurred a Termination of Employment).

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
ARTICLE 2
Eligibility
2.1	Selection by Plan Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors, as determined by the Plan Committee in its sole discretion. From that group, the Plan Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan. For purposes of the Plan, the phrase “select group of management or highly compensated employees” shall include, but not be limited to, those individuals employed as an executive officer, senior officer, or corporate officer of the Employer, all as determined by the Plan Committee.

2.2	Frozen Plan Participants. Each Participant in the Frozen Plan as of December 31, 2004, who is an Employee or Director on such date shall be eligible to participate in the Plan effective as of January 1, 2005, unless the Plan Committee has determined otherwise pursuant to Section 2.6.

2.3	Other Employees and Directors. Employees and Directors who are not eligible to participate under Section 2.2 shall be eligible to participate in the Plan if designated as eligible pursuant to Section 2.1.

2.4	Enrollment Requirements. As a condition to participation, each selected Employee or Director shall agree to be bound by the terms of the Plan and shall complete, execute, and return to the Administrative Committee an Election Form within the time permitted for making elections.

2.5	Commencement of Participation. Provided all enrollment requirements have been met, a Participant shall commence participation on the first day of the following Plan Year.

Notwithstanding the foregoing, if a Participant has not previously been eligible to participate in the Plan (taking into consideration eligibility under the Frozen Plan and all other nonqualified account balance plans of the Company and of any Affiliate that are required to be aggregated with the Plan under Section 409A of the Code in determining whether such Plan Year is in fact the first year of eligibility, as well as the rules of Treasury Regulation Section 1.409A-2(a)(7)(ii)), such Participant may commence participation in the Plan within thirty (30) days of becoming “first eligible,” subject to the terms of the Plan.

For purposes of the Plan (but subject to Section 409A), a Participant is “first eligible” to participate in the Plan beginning on the fortieth (40th) day after being selected to participate in the Plan and can defer compensation subject to the terms of the Plan and accrue employer contributions only after the later of such fortieth (40th) day or the date (within the thirty- (30-) day period of becoming first eligible) that he submits his Election Form to the Administrative Committee.

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
2.6	Termination of Active Participation by Plan Committee. If the Plan Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan Committee shall have the right, in its sole discretion, to terminate his active participation as of the end of the Plan Year in which the Participant’s membership status changes. The Plan Committee shall give such a Participant notice of its decision, and his deferral election shall be void at the end of the Plan Year. The Account Balance of such a Former Participant shall be maintained until it is forfeited or distributed in accordance with the Plan.

2.7	Termination of Active Participation by Grandfathered Participant. If a Grandfathered Participant terminates his active participation as of the end of a Plan Year, such Grandfathered Participant shall not be permitted to again become a Participant in the Plan unless he is later designated as eligible to participate pursuant to Section 2.1. The Account Balance of such a Former Participant shall be maintained until it is forfeited or distributed in accordance with the Plan.
ARTICLE 3
Deferral Commitments/Company Matching/Crediting/Taxes
3.1	Minimum and Maximum Deferrals.
(a)	Full Plan Year of Participation. For each Plan Year, subject to the provisos below, a Participant who begins participation on the first day of the Plan Year may elect to defer, as his Annual Deferral Amount, the following percentages of Annual Base Salary, Bonus/Incentive, and/or Directors’ Fees, as applicable:

Deferral	Minimum Amount	Maximum

Annual Base Salary	2%	75%
Bonus/Incentive	2%	100%
Directors’ Fees (Cash Only)	30%	100%
If an election is made for less than stated minimum amounts or if no election is made for any particular type of deferral, the amount deferred shall be zero (0). If an election is made for more than stated maximum amounts, the amount deferred shall be the stated maximum.
Notwithstanding anything to the contrary in this Section 3.1(a), the deferral amount elected for Annual Base Salary attributable to either Annual 401(k) Refund Amount or Annual 401(k) Reduction Amount, if any, shall be one hundred percent (100%); provided that any such deferral:

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Master Plan Document
(i)	Shall be zero (0) if the actual amount is less than one percent (1%) of a Participant’s Annual Base Salary; and

(ii)	Shall satisfy the requirements of Section 409A of the Code.
(b)	Less Than Full Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year and can participate pursuant to Section 2.5 before the following Plan Year:
(i)	The Annual Deferral Amount with respect to Annual Base Salary and Directors’ Fees shall be calculated based on the compensation earned by the Participant after the Election Form is submitted to the Administrative Committee; and

(ii)	The Annual Deferral Amount with respect to Bonus/Incentive for a Participant who first becomes a Participant between January 1 and July 20 shall be limited to the Bonus/Incentive for the period from August through January of the applicable Fiscal Year multiplied by the deferral percentage elected by the Participant. No Participant may defer a Bonus/Incentive for the Fiscal Year if he first becomes a Participant after July 20.
3.2	Time of Deferral Elections.
(a)	In General. Except for (i) an election in connection with the Annual 401(k) Refund Offset Amount and (ii) an election for Bonus/Incentive that is Performance-Based Compensation, a Participant may, not later than the December 31 immediately preceding the Plan Year for which the election is made, make an irrevocable election to defer eligible compensation for the immediately following Plan Year (or immediately following Fiscal Year for Bonus/Incentive that is not Performance-Based Compensation). Such election shall be irrevocable as of the end of each December 31 with respect to compensation payable for services to be performed in the immediately following Plan Year (or in the immediately following Fiscal Year for Bonus/Incentive that is not Performance-Based Compensation) for which an election has been made. Elections to be made under this general timing rule include elections with respect to Annual Base Salary, Annual 401(k) Reduction Amount, Bonus/Incentive that is not Performance-Based Compensation, and Directors’ Fees.

(b)	Annual 401(k) Refund Offset Amount. An election for Annual 401(k) Refund Offset Amount must be made a year earlier than other elections. Specifically, a Participant may, not later than the December 31 of the Plan Year (“Plan Year 1”) immediately preceding the Plan Year in which services are to be performed and elective deferrals made (“Plan Year 2”), elect to defer any

PetSmart, Inc.
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Master Plan Document
Annual 401(k) Refund Offset Amount that may be refunded in the following year (“Plan Year 3”) as part of his Annual Base Salary for that Plan Year (“Plan Year 3”). Such election shall be irrevocable as of the end of each applicable December 31 of Plan Year 1 with respect to the Annual 401(k) Refund Offset Amount for which the election has been made.

(c)	Bonus/Incentive That Is Performance-Based Compensation. A Participant may, not later than July 20 of the applicable Fiscal Year, elect to defer all or a portion of his Bonus/Incentive that is Performance-Based Compensation and that relates to services to be performed in the Fiscal Year; (i) provided that the Participant has continuously performed services from the later of the beginning of the performance period or the date the performance criteria are established through the date on which the deferral election is made and (ii) provided, further that, in no event shall such election be made after such Bonus/Incentive has become readily ascertainable (including payable other than annually). Such election shall be irrevocable as of the end of each July 20 with respect to Bonus/Incentive payable for services to be performed in the Fiscal Year for which an election has been made.

(d)	First Year of Participation. Pursuant to Section 2.5, certain Employees and Directors may be able to make deferral elections in the first Plan Year in which they become eligible to participate in the Plan.

(e)	Duration of Elections to Defer an Amount.
(i)	Beginning with elections for Plan Year 2008, once made, elections to defer an amount of Annual Base Salary, Annual 401(k) Refund Offset Amount, Annual 401(k) Reduction Amount, Bonus/Incentive that is not Performance-Based Compensation, and/or Directors’ Fees shall continue in effect until revoked by the Participant on or before the December 31 immediately preceding the Plan Year for which such revocation is to take effect; and

(ii)	Beginning with elections for the Fiscal Year beginning in January 2008, once elected, an election to defer an amount of Bonus/Incentive that is Performance-Based Compensation shall continue in effect until revoked by the Participant on or before the July 20 of the Fiscal Year with respect to which such revocation is to take effect.
3.3	Elections As to Time and Form of Payment.
(a)	Participant Elections.

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(i)	At the time of making the initial deferral election pursuant to Section 3.2, a Participant may elect, pursuant to Section 4.1 or Section 5.2, the time and the form of payment of the Annual Deferral Amount (and related income) for such Plan Year (and the Fiscal Year beginning in such Plan Year).

(ii)	Except as provided in Section 5.2 (relating to election of installment payments upon Retirement), no election as to time and form of payment shall be allowed with respect to the Annual Performance Matching Amount and the Annual 401(k) Restoration Matching Amount to be credited to a Participant’s Account Balance for the Plan Year. Except as provided in Section 5.2, such amounts (and related earnings), if vested, shall be paid upon the earliest to occur of death, Disability, Termination of Employment, or Retirement, whichever is applicable, in accordance with Article 5, 6, 7, or 8.
(b)	Duration of Time and Form Elections.
(i)	The time and form of payment elected for Retirement, or if applicable, the default payment, shall continue to apply to subsequent deferrals until revoked by the Participant in accordance with the Plan.

(ii)	An in-service election pursuant to Section 4.1 shall only be effective for the Plan Year for which it is made.
(c)	Default Payment. As the Plan’s default time and form of payment, the Annual Deferral Amount for a Plan Year (and related income) shall be paid upon the earliest to occur of death, Disability, Termination of Employment, or Retirement, whichever is applicable, in accordance with Article 5, 6, 7, or 8. Such default payment shall apply, for example, when a Participant fails to make a payment election (for example, after having made an in-service election in the prior Plan Year), when a distribution event supersedes an in-service election, or when the requirements for installment payments upon Retirement are not met.
3.4	Changing Elections (“Subsequent Elections”). A Participant may change an initial election as to time and form of payment (including an election under Section 4.1) in order to delay payment or to change the form of payment for a Plan Year if the following conditions are met:
(a)	The Participant is permitted to make an election as to the time and form of payment under the terms of the Plan; and

(b)	Such subsequent election shall not take effect until at least twelve (12) months after the date on which the election is made; and

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
(c)	The payment with respect to which such subsequent election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise be made (treating payments under the Annual Installment Method as a single payment); and

(d)	Any subsequent election may not be made less than twelve (12) months prior to the date of the first scheduled payment; and

(e)	The election shall be irrevocable twelve (12) months prior to the date of the first scheduled payment. (Such election may be changed prior to the last permissible date for making a subsequent election.)

(f)	An Election Form must be completed and signed by the Participant and delivered to, and accepted by, the Administrative Committee.
3.5	Crediting of Annual Deferral Amounts. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount of a Participant shall be deducted from each regularly scheduled Annual Base Salary payroll period in equal amounts, as adjusted from time to time for increases and decreases in Annual Base Salary, and shall be credited to the Participant’s Deferral Account. The portion of the Annual Deferral Amount attributable to Bonus/Incentive and/or Directors’ Fees shall be deducted and credited at the time such amounts would have been paid to the Participant but for the deferral election. Subject to the conditions of Section 3.1(a), deferrals of a Participant’s Annual 401(k) Refund Offset Amount shall be deducted on a prorated basis from the regularly scheduled payroll periods remaining in the Plan Year following the distribution of mandatory 401(k) Plan refunds commencing with the first payroll period following (or as soon as administratively practical thereafter) the distribution. Subject to the conditions of Section 3.1(a), deferrals of a Participant’s Annual 401(k) Reduction Amount shall be deducted on a prorated basis from the regularly scheduled payroll periods remaining in the Plan Year, commencing with the first payroll period following (or as soon as administratively practical thereafter), the Company’s reduction of 401(k) Plan deferrals.
3.6	Annual Performance Matching Amount. Subject to employment requirements, a Participant’s Annual Performance Matching Amount for any Plan Year shall be equal to a percentage of his Annual Deferral Amount for such Plan Year, up to an Annual Deferral Amount that does not exceed ten percent (10%) of the Participant’s Annual Base Salary, which percentage (i) shall be determined, in the sole discretion of the Plan Committee, contingent upon the Company’s achieving certain pre-tax earnings targets established and announced by the Plan Committee, in its sole discretion, for the Fiscal Year beginning in the Plan Year, (ii) will be at least one percent (1%) of Annual Base Salary, and (iii) will be credited to a Participant’s Performance Matching Account as of April 1 of the following Plan Year. If a Participant is not employed by the Employer as of the last day of a Plan Year other than by reason of his Retirement, Disability, or death, the Annual Performance Matching Amount for such Plan Year for that Participant shall be zero (0).

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2005 Deferred Compensation Plan
Master Plan Document
In the event of Retirement, Disability, or death, a Participant shall be credited with the Annual Performance Matching Amount for the Plan Year in which he Retires, becomes Disabled, or dies.
3.7	Annual 401(k) Restoration Matching Amount. A Participant’s Annual 401(k) Restoration Matching Amount for any Plan Year shall be equal to fifty percent (50%) of the Participant’s Annual Deferral Amount for such Plan Year, up to an Annual Deferral Amount that does not exceed six percent (6%) of the Participant’s Annual Base Salary, reduced, to the extent permitted under Section 409A of the Code, by the amount of any matching contributions made to the 401(k) Plan on his behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year; provided that if the formula for the Annual Restoration 401(k) Matching Amount is subsequently amended, the limitations of Section 409A of the Code will be taken into consideration. The Participant’s Annual 401(k) Restoration Matching Amount shall be credited to his 401(k) Restoration Matching Account as of a date determined by the Administrative Committee after such Annual 401(k) Restoration Matching Amount is determined. If a Participant is not employed by the Employer as of the last day of a Plan Year other than by reason of his Retirement, Disability, or death, the Annual 401(k) Restoration Matching Amount for such Plan Year shall be zero (0). In the event of Retirement, Disability, or death, a Participant shall be credited with the Annual 401(k) Restoration Matching Amount for the Plan Year in which he Retires, becomes Disabled, or dies.
3.8	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Administrative Committee or investment manager appointed by the Administrative Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement in one or more investment vehicles designated by the Administrative Committee.

3.9	Vesting.
(a)	A Participant shall at all times be one hundred percent (100%) vested in his Deferral Account.

(b)	A Participant shall be vested in his Performance Matching Account and 401(k) Restoration Matching Account based upon his Years of Service in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 5 years	0%
5 years or more	100%
(c)	Notwithstanding anything to the contrary contained in this Section 3.9, in the event of Retirement, Disability, death during employment, or a Change in

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2005 Deferred Compensation Plan
Master Plan Document
Control, a Participant’s Performance Matching Account and 401(k) Restoration Matching Account shall immediately become one hundred percent (100%) vested (if such accounts are not already vested in accordance with the above vesting schedule).

(d)	In the event that any payment provided under this Plan (i) constitutes “parachute payments,” within the meaning of Section 280G of the Code or any comparable successor provisions, and (ii) but for this Section 3.9(d) would be subject to the excise tax imposed by Section 4999 of the Code or any comparable successor provisions (the “Excise Tax”), then Participant’s payment hereunder shall be either:

(i) Provided to Participant in full, or

(ii) Provided to Participant as to such lesser extent which would result in no portion being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local, and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Participant, on an after-tax basis, of the greater amount, notwithstanding that all or some portion of such amount may be taxable under the Excise Tax.

Any determination required under this Section 3.9(d) shall be made in writing in good faith by a professional service firm selected by the Company (the “Professional Advisers.”). For purposes of making the calculations required by this Section 3.9(d), the Professional Advisers may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and Participant shall furnish to the Professional Advisers such information and documents as the Professional Advisers may reasonably request in order to make a determination under this Section 3.9(d). The Company shall bear all costs the Professional Advisers may reasonably incur in connection with any calculations contemplated by this Section 3.9(d); provided that, as required by Section 409A of the Code, the Company shall bear such costs, to the extent necessary, during a period of time no longer than ten years following a Change in Control; the right to such benefit in kind is not subject to liquidation or exchange for another benefit; and the amount of such benefit in one year shall not affect any other benefits to be provided in any other year.

If, notwithstanding any reduction described in this Section 3.9(d), the Internal Revenue Service determines that the Participant is liable for the Excise Tax as a result of the receipt of the payment described in this Plan, then the Participant

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
shall be obliged to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

Notwithstanding any other provision of this Section 3.9(d), if (i) there is a reduction in the payment under the Plan as described in this section, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Participant’s payment had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant the amount by which his Plan payment was reduced; provided that, to the extent required by Section 409A of the Code, the reimbursement is made on or before the last day of the Participant’s taxable year following the taxable year in which the Excise Tax was paid; the right to reimbursement is not subject to liquidation or exchange for another benefit; and the amount subject to reimbursement in one year shall not affect any other amounts eligible for reimbursement in any other year.

If the Participant either (x) brings any action to enforce rights pursuant to this Section 3.9(d), or (y) defends any legal challenge to his rights hereunder, the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided that (i) if such action is commenced by the Participant, the court finds the claim was brought in good faith; (ii) such fees shall be reimbursable for ten (10) years after the Change in Control; (iii) the amounts eligible for reimbursement in one taxable year shall not affect the amount eligible for reimbursement in any other taxable year; (iv) the reimbursement is made on or before the last day of the Participant’s taxable year following the taxable year in which the expense was incurred; and (v) the right to reimbursement is not subject to liquidation or exchange for another benefit.
3.10	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrative Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
(a)	Election of Measurement Funds. Upon becoming first eligible to participate in the Plan, a Participant shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.10(c)) to be used to determine the value of his Account Balance. If a Participant does not elect any of the Measurement Funds, the Participant’s Account Balance shall automatically be allocated into the lowest risk Measurement Fund, as determined by the Administrative Committee in its sole discretion. From time to time, the Participant (or Former Participant) may (but is not required to) elect, in the manner prescribed by the Administrative Committee, to add or delete one or more Measurement Fund(s) to be used to value his Account Balance and/or to change the portion of his Account Balance allocated to each previously elected Measurement Fund. If accepted by the Administrative Committee, an election shall apply as of the next business day and shall continue thereafter, unless changed in accordance with the previous sentence, so long as the Participant or Former Participant has an Account Balance under the Plan.

(b)	Proportionate Allocation. In making any election described in Section 3.10(a), the Participant shall specify, in increments of five percentage points (5%), the percentage of his Account Balance to be allocated to a Measurement Fund (as if the Participant were making an investment in that Measurement Fund with that portion of his Account Balance).

(c)	Measurement Funds. The Administrative Committee shall select, in its sole discretion, one or more measurement funds (the “Measurement Funds”) to be used in valuing Account Balances under the Plan. The available Measurement Funds will be communicated to Participants in the enrollment materials or in periodic notices. As necessary, the Administrative Committee may, in its sole discretion, discontinue, substitute, or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Administrative Committee gives notice (written or electronic) of such change.

(d)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) shall be determined on a daily basis, and the Participant’s or Former Participant’s Account Balance shall be credited or debited accordingly based on the performance of the Measurement Fund(s) in which his Account Balance is hypothetically invested pursuant to Section 3.10(a).

(e)	No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds shall be used for measurement purposes only. Elections of any Measurement Fund by Participants or Former Participants, allocations to Account Balances, and the crediting and/or debiting of Account Balances shall not be considered or

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2005 Deferred Compensation Plan
Master Plan Document
construed in any manner as an actual investment in any Measurement Fund. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant or Former Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, Account Balances shall at all times be bookkeeping entries only and shall not represent any investment made on behalf of a Participant or Former Participant by the Company or the Trustee. Participants and Former Participants shall at all times remain unsecured creditors of the Company and/or the Affiliates.
3.11	Tax Withholding and Reporting.
(a)	Annual Deferral Amounts. Each Plan Year, a Participant’s Employer(s) shall report any deferrals and withhold from compensation that is not deferred, in a manner determined solely by the Employer, the Participant’s share of social security (and any other required taxes) on the Annual Deferral Amount. If necessary, the Administrative Committee may reduce, in accordance with Section 409A of the Code, the Annual Deferral Account in order to comply with this Section 3.11. The Employer shall make such reports and disclosures regarding Annual Deferral Amounts as are required, in the sole discretion of the Employer, to be made under applicable laws, including Section 409A of the Code.

(b)	401(k) Restoration Matching and Performance Matching Amounts. When a Participant becomes vested in his 401(k) Restoration Matching Account and/or Performance Matching Account, the Employer shall withhold from the Participant’s compensation that is not deferred, in a manner determined solely by the Employer, the Participant’s share of social security (and any other required taxes) on such amounts. If necessary, the Administrative Committee may, in accordance with Section 409A of the Code, reduce the vested portion of the Participant’s 401(k) Restoration Matching Account and/or Performance Matching Account, as the case may be, in order to comply with this Section 3.11. The Employer shall make such reports and disclosures regarding the Annual 401(k) Restoration Matching Amounts and/or Annual Performance Matching Amounts as are required, in the sole discretion of the Employer, to be made under applicable laws, including Section 409A of the Code.

(c)	Distributions, Etc. The Employer or the Trustee shall report income and withhold from any payments made to a Participant under the Plan all federal, state, local, and foreign income, employment, and other taxes required to be withheld by the Employer or the Trustee, in connection with payments, in amounts and in a manner determined in the sole discretion of the Employer and/or the Trustee. The Employer shall make such reports and disclosures regarding amounts deferred under the Plan as are required, in the sole

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
discretion of the Employer, to be made under applicable laws, including Section 409A of the Code.
ARTICLE 4
Short-Term Payout; Unforeseeable Financial Emergencies
4.1	Short-Term Payout. A Participant may irrevocably elect pursuant to Section 3.2 to receive a Short-Term Payout of his Annual Deferral Amount for a particular Plan Year. Subject to the Deduction Limitation, the Short-Term Payout shall be a future lump sum payment equal to the Annual Deferral Amount, together with credits and/or debits on such amount, valued as of the time that the Short-Term Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of the Plan, a Short-Term Payout shall be paid within sixty (60) days following the last day of any Plan Year designated by the Participant that is at least three (3) Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three (3) year Short-Term Payout is elected for Annual Deferral Amount deferred in the Plan Year commencing January 1, 2005, the three (3) year Short-Term Payout would become payable within the sixty (60) days after December 31, 2008. Short-Term Payout elections may be changed; provided that any such change meets the requirements of Section 3.4.
4.2	Other Occurrences Take Precedence. Should an event occur that triggers a payment under Article 5, 6, 7, or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.
4.3	Unforeseeable Financial Emergencies. Upon the written request of a Participant and the showing of an Unforeseeable Financial Emergency, the Administrative Committee may, upon its determination that such an emergency exists, direct that an amount of such Participant’s Account Balance be paid to him. The amount that can be paid shall not exceed the lesser of (i) the Participant’s vested Account Balance or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency (plus an amount necessary to pay taxes reasonably anticipated because of such distribution), after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship), or the cessation of deferrals under the Plan. If the Administrative Committee determines that the extent of an Unforeseeable Financial Emergency requires a suspension of the Participant’s deferrals for the Plan Year in which the Unforeseeable Financial Emergency occurs, suspension shall take effect upon the date of approval of such emergency. Any payout shall be made in a lump sum within sixty (60) days of the date of approval; provided that if the sixty- (60-) day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment. The

PetSmart, Inc.
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Master Plan Document
payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.
ARTICLE 5
Retirement Benefit
5.1	Valuation Date(s). Subject to the Deduction Limitation (to the extent applicable), the Account Balance payable to a Participant who Retires shall be calculated as follows:
(a)	Annual Installment Method. An Account Balance (or portion thereof) subject to the Annual Installment Method shall be valued (i) for the first annual installment, as of the close of business on the last business day of the Plan Year in which the Participant Retires and (ii) for remaining annual installments, as of the close of business on each December 31 thereafter (or the last business day of such year if December 31 is not a business day) until the Account Balance has been paid. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual installments to be paid. By way of example, if a Participant elects a ten- (10-) year Annual Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance (or portion thereof) subject to the installment election. The following year, the payment shall be one-ninth (1/9) of the Account Balance (or portion thereof) subject to the installment election. Debits to the Account Balance shall be made each January 1 (or the first business day if January 1 is not a business day) following the applicable valuation date.

(b)	Lump Sum. An Account Balance (or portion thereof) to be paid in a lump sum shall be valued:
(i)	For a Participant who is not a Specified Employee, as of the close of business on the date on which the Participant Retires (or if such date is not a business day, the next day that is a business day); and

(ii)	For a Participant who is a Specified Employee, as of the close of business on the date that is the first (1st) day of the seventh (7th) month after the Specified Employee Retires (or if such date is not a business day, the next day that is a business day).
5.2	Payment Upon Retirement.
(a)	Participant Elections.
(i)	Initial Elections. Subject to Sections 3.2 and 3.3, a Participant may make an election to receive payment of his Account Balance in installments upon Retirement; provided that any such election:

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
(A)	Shall apply only to that portion of his Account Balance attributable to Plan Years beginning the latest of (x) January 1, 2008, (y) January 1 of the Plan Year for which the election is first made; or (z) the Plan Year date the Participant is “first eligible” pursuant to Section 2.5;

(B)	Shall continue to apply to all distributions upon Retirement for all Plan Years thereafter; and

(C)	Shall be subject to the cash out provision of Section 5.2(d) and the Deduction Limitation (to the extent applicable).

Any such election shall specify an Annual Installment Method of two (2), five (5), ten (10), or fifteen (15) years.
(ii)	Special Election for Account Balance Credited for 2005 though 2007. During the 2007 enrollment for Plan Year 2008, a Participant may make an election to receive payment of that portion of his Account Balance credited for Plan Years 2005 through 2007 in installments upon Retirement; provided that:
(A)	The requirements for transition relief under Section 409A of the Code are met, including the requirements that no amount subject to the election shall otherwise be payable in 2007 and that the election shall not cause an amount to be paid in 2007 that would not otherwise be payable in such year;

(B)	The number of years elected under the Annual Installment Method under this Section 5.2(a)(ii) shall be the same as that elected under Section 5.2(a)(i); and

(C)	The special election shall be subject to the cash out provision of Section 5.2(d) and the Deduction Limitation (to the extent applicable).
(iii)	No Valid Election. The remaining Account Balance (or portion thereof), if any, of a Participant who Retires without having made any valid election pursuant to Section 5.2(a)(i), Section 5.2(a)(ii), and/or Section 5.2(b) shall be paid in a lump sum.
(b)	Change of Elections. A Participant may change his elections under Section 5.2(a) to a lump sum or an alternative installment payout upon Retirement by submitting a new Election Form to the Administrative Committee; provided that any such change meets the requirements of Sections 3.4.

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
(c)	Payment Commencement Date. Any payment upon Retirement shall be subject to the Deduction Limitation, to the limited extent permitted under Section 409A of the Code.
(i)	Not Specified Employee. For a Participant or Former Participant who is not a Specified Employee:
(A)	A lump sum shall be paid within sixty (60) days following the Participant’s Retirement; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment; and

(B)	Installment payments shall commence within sixty (60) days after the January 1 following the Participant’s Retirement. Subsequent annual installments shall be paid within sixty (60) days after each January 1 thereafter.
(ii)	Specified Employees. Notwithstanding any other provisions of the Plan, no distribution upon Retirement shall be made to a Specified Employee before the date that is six (6) months after the date of his Retirement, and shall be made as follows:
(A)	A lump sum to a Specified Employee shall be paid within sixty (60) days after the first day of the seventh (7th) month after the date of his Retirement; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Specified Employee shall not have a right to designate the taxable year of payment; and

(B)	The initial installment payment to a Specified Employee shall begin the later of:
(1)	Within sixty (60) days after the first day of the seventh (7th) month after the date of his Retirement; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Specified Employee shall not have a right to designate the taxable year of payment; or

(2)	Within sixty (60) days after the January 1 following his Retirement.
Subsequent annual installments shall be paid within sixty (60) days after each subsequent January 1 following the anniversary of the

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
Specified Employee’s Retirement; provided that any second installment is at least six (6) months after the Specified Employee’s Retirement.
(d)	No Election; “Cash Out.” Upon Retirement, subject to the Deduction Limitation (to the extent applicable), a Participant’s remaining Account Balance shall be paid in a lump sum unless (i) the Participant has made a valid installment election with respect to payment of his Account Balance (or portion thereof) upon Retirement and (ii) his Account Balance subject to the installment election exceeds $50,000.
5.3	Death after Retirement. If a Participant dies after Retirement but before his Account Balance is paid in full, his unpaid remaining Account Balance shall be paid in a lump sum to his Beneficiary within sixty (60) days of his death; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Beneficiary shall not have a right to designate the taxable year of payment.
ARTICLE 6
Pre-Retirement Survivor Benefit
6.1	Pre-Retirement Survivor Benefit. If a Participant dies before he Retires, incurs a Termination of Employment, or suffers a Disability, his Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to his Account Balance calculated as of the close of business on the date of death (or, if the date of death is not a business day, the next business day following the date of death).
6.2	Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be made in a lump sum within sixty (60) days of the Participant’s death; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Beneficiary shall not have a right to designate the taxable year of payment.
ARTICLE 7
Termination Benefit
7.1	Termination Benefit. Subject to the Deduction Limitation (to the extent applicable), a Participant or Former Participant who incurs a Termination of Employment prior to Retirement, death, or Disability shall be paid his vested Account Balance, which shall be his Termination Benefit. Any portion of the Account Balance that is not vested pursuant to Section 3.7 shall be forfeited.
7.2	Form of Payment. If the vested Account Balance under the Plan payable as a Termination Benefit exceeds one hundred thousand dollars ($100,000), the Account Balance shall be paid in two (2) installments, subject to the Deduction Limitation (to the extent applicable). If such balance is one hundred thousand dollars ($100,000) or less,

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2005 Deferred Compensation Plan
Master Plan Document
the Account Balance shall be paid in a lump sum, subject to the Deduction Limitation (to the extent applicable). For purposes of determining the form of payment of a Termination Benefit under this Section 7.2, the vested Account Balance shall be valued as of the date of Termination of Employment (or if such date is not a business day, the next day that is a business day).
7.3	Valuation Date for Payments.
(a)	Installments. In the case of a Termination Benefit that exceeds one hundred thousand dollars ($100,000), the amount of each installment payment shall be calculated as follows:
(i)	Not Specified Employee. If the Participant or Former Participant is not a Specified Employee, the first installment shall be valued as of the close of business on the date of his Termination of Employment, and the second installment shall be valued as of January 1 of the Plan Year in which the second installment is paid pursuant to Section 7.4; provided that if either date is not a business day, the valuation date shall be the next day that is a business day.

(ii)	Specified Employee. If the Participant or Former Participant is a Specified Employee:
(A)	The first installment shall be valued as of the close of business on the first (1st) day of the seventh (7th) month after his Termination of Employment; and

(B)	The second installment shall be valued as of January 1 of the Plan Year immediately following the Plan Year in which occurs the six- (6-) month anniversary of his Termination of Employment;
provided that if either date is not a business day, the valuation date shall be the next day that is a business day.
(b)	Lump Sum. In the case of a Termination Benefit that is one hundred thousand dollars ($100,000) or less, the lump sum shall be calculated as follows:
(i)	Not Specified Employee. If the Participant or Former Participant is not a Specified Employee, his Account Balance shall be valued as of the close of business on the date of his Termination of Employment (or the next day that is a business day).

(ii)	Specified Employee. If the Participant or Former Participant is a Specified Employee, his Account Balance shall be valued as of the close of business on the date that is the first (1st) day of the seventh (7th) month after his

PetSmart, Inc.
2005 Deferred Compensation Plan
Master Plan Document
Termination of Employment; provided that if such date is not a business day, the next following business day shall be used.
7.4	Payment of Termination Benefit. Any payment of a Termination Benefit shall be subject to the Deduction Limitation (to the extent applicable) and shall be made as follows.
(a)	Not Specified Employee. In the case of a Participant or Former Participant who is not a Specified Employee:
(i)	A lump sum shall be paid within sixty (60) days following his Termination of Employment; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment; and

(ii)	Installment payments shall begin within sixty (60) days after his Termination of Employment; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment. The second installment shall be paid in the first sixty (60) days of the Plan Year immediately following the Plan Year in which the first installment is paid.
(b)	Specified Employee. Notwithstanding any other provision of the Plan, in the case of a Specified Employee:
(i)	A lump sum shall be made within sixty (60) days after the first day of the seventh (7th) month after the date of his Termination of Employment; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Specified Employee shall not have a right to designate the taxable year of payment; and

(ii)	The initial installment payment shall be paid within sixty (60) days after the first day of the seventh (7th) month after the date of his Termination of Employment; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Specified Employee shall not have a right to designate the taxable year of payment. The second installment shall be paid in the first sixty (60) days of the Plan Year immediately following the Plan Year in which the first installment is paid; provided that any second installment is at least six (6) months after the Specified Employee’s Termination of Employment.
7.5	Death after Termination of Employment. If a Participant or Former Participant dies after Termination of Employment but before his Termination Benefit is paid in full, the unpaid remaining Termination Benefit, if any, shall be paid in a lump sum to the

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Participant’s Beneficiary within sixty (60) days of the Participant’s death; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Beneficiary shall not have a right to designate the taxable year of payment.
ARTICLE 8
Distributions Upon Disability
8.1	Payment upon Disability. If the Administrative Committee determines that a Participant has become Disabled before all of his Account Balance has been distributed, the remaining Account Balance (including 401(k) Restoration Matching Account and/or Performance Matching Account) shall be distributed in one lump sum within sixty (60) days of the determination by the Administrative Committee that the Participant is Disabled; provided that any payment shall be subject to the Deduction Limitation and provided further that if such sixty- (60-) day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment.
8.2	Elections/Credits. No deferral elections shall be permitted by a Disabled Participant after the Plan Year in which the Participant is determined to be Disabled. Any 401(k) Restoration Matching Amounts and/or Performance Matching Amounts shall be credited to his Account Balance through the end of the Plan Year in which Disability occurs.
8.3	Payment of Final Credits. So long as the Participant remains Disabled, any remaining Account Balance attributable to 401(k) Restoration Matching Amounts and/or Performance Matching Amounts shall be distributed, subject to the Deduction Limitation, within sixty (60) days of the Plan Year for which such final credits were made. If for any reason the Participant is found to be no longer Disabled, payment of any final credits may be made pursuant to Article 7 (assuming the Participant has incurred a termination of Employment), unless another Article applies.
8.4	Death after Disability. If a Participant dies after becoming Disabled but before his Account Balance is paid in full, the unpaid remaining Account Balance shall be paid in a lump sum to his Beneficiary within sixty (60) days of death and/or within sixty (60) days of the Plan Year for which final credits were made, as applicable; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Beneficiary shall not have a right to designate the taxable year of payment.
ARTICLE 9
Beneficiary Designation
9.1	Beneficiary. Each Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.

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9.2	Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrative Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Administrative Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a primary Beneficiary, a spousal consent, in the form designated by the Administrative Committee, must be signed by that Participant’s spouse and returned to the Administrative Committee. Upon the acceptance by the Administrative Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrative Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrative Committee prior to his death.
9.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrative Committee or its designated agent.
9.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant’s estate.
9.5	Doubt as to Beneficiary. If the Administrative Committee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Administrative Committee shall have the right, exercisable in its discretion, to cause the Employer to withhold such payments until this matter is resolved to the Administrative Committee’s satisfaction.
9.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Employer and the Administrative Committee from all further obligations under the Plan with respect to the Participant.
ARTICLE 10
Leaves of Absence
10.1	Paid Leave of Absence. If a Participant is authorized by the Employer for any bona fide reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Sections 3.1 and 3.2; provided, however, that any such leave that is

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expected to exceed (or does exceed) six (6) months shall be reviewed to determine if there will be (or has been) a “separation from service” under Section 409A of the Code.
10.2	Unpaid Leave of Absence. If a Participant is authorized by the Employer for any bona fide reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant’s deferrals shall cease during the unpaid absence. Upon Participant’s return to a paid employment status, deferrals shall resume for the remaining portion of the Plan Year in which the return occurs, based on the Participant’s deferral election, if any, for that Plan Year. If no election was made for that Plan Year, no deferrals shall be withheld.
ARTICLE 11
Permissible Acceleration
11.1	In General No Acceleration. Except as provided in this Section 11 and permitted under Section 409A of the Code, no acceleration of the time or form of payment of a Participant’s Account Balance, or any portion thereof, shall be permitted.
11.2	Death. If a Participant should die before all of his Account Balance has been paid to him and payment upon death is not otherwise provided for under Article 5, 6, 7, and 8, the Participant’s remaining vested Account Balance shall be distributed to his Beneficiary in one lump sum within sixty (60) days following the Participant’s death; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Beneficiary shall not have a right to designate the taxable year of payment.
11.3	Disability. Payment upon Disability shall be in accordance with Article 8.
11.4	Unforeseeable Financial Emergency. Payment upon Unforeseeable Financial Emergency shall be made in accordance with Article 4.
11.5	Change in Control. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Section 409A of the Code, upon a Change in Control, Account Balances of Participants shall be paid in a lump sum to such Participants within fifteen (15) business days following the Change in Control; provided that if such fifteen- (15-) day period begins in one taxable year and ends in another, Participants shall not have a right to designate the taxable year of payment.
11.6	Section 409A Violation. If the Plan fails to meet the requirements of Section 409A of the Code with respect to a Participant, the Administrative Committee shall distribute the amount required to be included in such Participant’s gross income as a result of such failure within sixty (60) days of the Administrative Committee’s determination of the compliance failure; provided that if such sixty- (60-) day period begins in one taxable year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

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11.7	Termination of Plan. Payments may be accelerated upon the termination of the Plan only in accordance with the requirements of Section 409A of the Code.
11.8	Domestic Relations Orders. Payments in connection with domestic relations orders may be accelerated pursuant to Section 17.15 and Section 409A of the Code.
ARTICLE 12
Termination, Amendment, or Modification
12.1	Termination. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that it will continue the Plan, or will not terminate the Plan, at any time in the future. Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of the Board (or any properly delegated committee thereof).
12.2	Effect of Termination. Upon the termination of the Plan, the Deferral Elections of the affected Participants shall terminate to the extent permitted by Section 409A of the Code. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Company shall have the right to accelerate payments without a premium or prepayment penalty if permitted under Section 409A of the Code.
12.3	Amendment. The Company reserves the right to amend any provisions of the Plan at any time upon an action by the Board (or any properly delegated committee thereof) to the extent that it may deem advisable without the consent of the Participant or any Beneficiary; provided, however, that, without a Participant’s prior written consent, no such amendment shall impair or adversely affect the rights of any Participant or Beneficiary with respect to any amounts deferred, contributions made or authorized, or any earnings on such amounts credited to a Participant’s Account Balance before such amendment. In no event will an amendment or modification of this Section 12.3 or Section 13.2 of the Plan be effective.
12.4	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7, 8, or 11 of the Plan shall completely discharge all obligations under the Plan to a Participant, his designated Beneficiaries, and any other party claiming benefits through the Participant or his Beneficiaries.
ARTICLE 13
Administration
13.1	Administrative and Plan Committee Duties. For purposes of the Plan and except as otherwise provided in this Article 13, at all times prior to the occurrence of a Change in

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Control the Plan shall be administered by the Administrative Committee, which shall be the “Administrator.” Members of the Administrative Committee may be Participants under this Plan. The Administrative Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. Any individual serving on the Administrative Committee who is a Participant shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Administrative Committee shall be entitled to rely on information furnished by a Participant or the Company. Notwithstanding the foregoing, the Plan Committee shall have the sole discretion to determine (i) an Employee’s or Director’s eligibility to participate in the Plan and (ii) the Annual Performance Matching Amount for any Plan Year. For the Company’s rights to amend and terminate the Plan, see Article 12.
13.2	Administration upon Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to, benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses, and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death, or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.
13.3	Agents. In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

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13.4	Binding Effect of Decisions. The Administrator shall be vested with sole discretionary authority (i) to construe and interpret the Plan, its Trust, and related Plan forms and documents (collectively referred to as “Documents”), their terms, and any rules and regulations promulgated thereunder, including but not limited to resolving ambiguities, inconsistencies, and omissions, (ii) to construe and interpret the federal and state laws and regulations that relate to the Documents, (iii) to decide all factual questions arising in connection with the Documents, and (iv) to decide other questions arising in connection with the Documents (excluding determinations within the jurisdiction of the Plan Committee). All findings of the Administrator shall be final and shall be binding and conclusive upon all persons having any interest in the Plan and Trust.
13.5	Indemnity of Committees. The Company shall indemnify and hold harmless the members of the Administrative and Plan Committees, any Employee to whom the duties of either or both of the Committees may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Administrative Committee, the Plan Committee, any of their members, any Employee, or the Administrator.
13.6	Employer Information. To enable the Administrative Committee, Plan Committee, and/or Administrator to perform its functions, the Employer shall supply full and timely information to such Committees and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death, or Termination of Employment of its Participants, and such other pertinent information as the Administrative Committee, Plan Committee, or Administrator may reasonably require.
ARTICLE 14
Other Benefits and Agreements
14.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer. The Plan shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided.
ARTICLE 15
Claims Procedures
15.1	Presentation of Claim. Generally benefits will be paid under the Plan without the necessity of filing a claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Administrative Committee a written claim for a determination with respect to the

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amounts distributable to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.
15.2	Notification of Decision. The Administrative Committee shall consider a Claimant’s claim within 90 days (45 days for a claim based upon Disability), unless special circumstances require any an extension of time for processing the claim. Notice of any such extension shall be furnished to the Claimant prior to the termination of the initial 90- (45-) day period and shall indicate the special circumstances requiring the extension and the date by which a determination is expected to be made. Such extension shall not exceed 90 days (30 days for a claim based upon Disability). The Administrative Committee shall notify the Claimant in writing:
(a)	That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(b)	That the Administrative Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	The specific reason(s) for the denial of the claim, or any part of it;

(ii)	Specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	A description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	An explanation of the claim review procedures.
15.3	Review of a Denied Claim. Within 60 days (180 days for a claim based upon Disability) after receiving a notice from the Administrative Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Administrative Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
(a)	May review pertinent documents and receive copies of them free of charge;

(b)	May submit written comments or other documents; and/or

(c)	May request a hearing, which the Administrative Committee, in its sole discretion, may grant.
15.4	Decision on Review. Any decision on review shall take into consideration all comments, documents, records, and other information submitted by the Claimant (or the Claimant’s

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duly authorized representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Any review of a decision involving a claim based upon Disability shall not afford deference to the initial adverse determination and shall not be conducted by an individual(s) who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual(s). If a decision on review of a claim based upon Disability is based upon a medical judgment, a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment will be consulted. The decision on review shall be rendered promptly, and not later than 60 days (45 days for a claim based upon Disability) after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the decision must be rendered within 60 days after such date. Notice of any such extension shall be furnished to the Claimant prior to the termination of the initial 60- (45-) day period and shall indicate the special circumstances requiring the extension and the date by which a determination is expected to be made. Such extension shall not exceed 60 days (45 days for a claim based upon Disability). Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	Specific reasons for the decision;

(b)	Specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	Such other matters as the Administrative Committee or Plan Committee deems relevant.
15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.
ARTICLE 16
Trust
16.1	Establishment of the Trust. The Company shall establish the Trust, and the Employer shall at least annually transfer over to the Trust such cash and/or cash equivalent assets that are equal in amount to the increase in each Participant’s Deferral Account balance for the preceding twelve (12) month period. In addition, the Employer shall at least annually transfer over to the Trust such additional assets as the Company determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Performance Matching Amounts, and 401(k) Restoration Matching Amounts for Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the Trust at the time of the transfer. Immediately

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Master Plan Document
prior to a Change in Control, the Employer shall transfer over to the Trust a sufficient amount of cash and/or cash equivalent assets so that the liquidation value of the Trust’s cash and/or cash equivalent assets are at least equal to the sum of all Account Balances under the Plan.

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participants, and creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3	Distributions from the Trust. The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under the Plan.
ARTICLE 17
Miscellaneous
17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan is intended to comply with Section 409A of the Code. The Plan shall be administered and interpreted to the extent possible in a manner consistent with this intent.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the assets of the Employer shall be, and remain, the general, unpledged unrestricted assets of the Employer. The obligations of the Employer under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3	Liability. The liability of the Employer for the payment of benefits shall be defined only by the Plan. The Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

17.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance

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owed by a Participant or any other person; be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency; or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, either as an Employee or a Director, or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his Beneficiary will cooperate with the Administrative Committee by furnishing any and all information requested by the Administrative Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrative Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Arizona without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Administrative Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
401(k)/Deferred Compensation Committee
Attention: Senior Vice President, People
PetSmart, Inc.
19601 North 27th Avenue
Phoenix, AZ 85027

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Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of the Plan shall bind and inure to the benefit of the Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Administrative Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Administrative Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Administrative Committee may require proof of minority, incompetence, incapacity, or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and/or the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Court Order. The Administrative Committee is authorized to make any payments directed by court order in any action in which the Plan or the Administrative Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code), the Administrative Committee, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse to the extent necessary to fulfill such domestic relations order.

17.16	Tax Treatment. Notwithstanding any other provision of the Plan, although the Board and any designee of the Board shall use their best efforts to avoid the imposition of

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Master Plan Document
taxation, penalties, and interest under Section 409A and other provisions of the Code, the tax treatment of Participant deferrals, Company credits, and earnings under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, the Board, the Administrative Committee, the Plan Committee, the Administrator, nor any of their designees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, Employee, Beneficiary, or other person as a result of any deferral or payment under the Plan or the administration of the Plan.

17.17	Insurance. The Employer, on its own behalf or on behalf of the Trustee, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employer or the Trustee, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the Code or the insurance company or companies to whom the Employer has applied for insurance.

17.18	Legal Fees to Enforce Rights after Change in Control. The Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Employer (which might then be composed of new members) or a shareholder of the Employer, or of any successor corporation might then cause or attempt to cause the Company, the Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish, or to recover from any Participant the benefits intended to be provided, then the Employer irrevocably authorizes such Participant to retain counsel of his choice at the expense of the Company and any Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Employer, or any director, officer, shareholder, or other person affiliated with the Company, the Employer, or any successor thereto in any jurisdiction.

In order to comply with Section 409A of the Code, (i) the legal fees to enforce participant rights under the Plan after a Change in Control (which generally assumes that there has been noncompliance with Section 11.5), shall be reimbursable for a period of ten (10) years immediately following a Change in Control; (ii) the amount of expenses eligible for reimbursement (or in-kind benefits provided) in one taxable year shall not affect the expenses eligible for reimbursement (or in-kind benefits to be provided) in any other taxable year; (iii) reimbursement of eligible expenses shall be made on or before the last

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day of the Participant’s taxable year following the taxable year in which the expense was incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

17.19	Effective Date. The effective date of the Plan is January 1, 2005.
            IN WITNESS WHEREOF, the Company has signed this Plan document as of this 26th day of November, 2007.

“Company”

PetSmart, Inc., a Delaware corporation

By:

Title: